SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K



                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



      Date of Report: (Date of earliest event reported) September 30, 2002



                              CORNING INCORPORATED
             (Exact name of registrant as specified in its charter)



New York                               1-3247                16-0393470
(State or other jurisdiction           (Commission           (I.R.S. Employer
of incorporation)                      File Number)          Identification No.)



                  One Riverfront Plaza, Corning, New York 14831
               (Address of principal executive offices) (Zip Code)


                                 (607) 974-9000
              (Registrant's telephone number, including area code)



                                       N/A
          (Former name or former address, if changed since last report)

Item 5.   Other Events and Regulation FD Disclosure.

On October 1, 2002, Corning Incorporated announced the September 30, 2002 completion of its purchase of Lucent Technologies' interests in two ventures in China -- Lucent Technologies Shanghai Fiber Optic Co. Ltd. and Lucent Technologies Beijing Fiber Optic Cable Co., Ltd. The press release relating to this announcement is filed herewith as Exhibit 99.1 and is incorporated herein by reference.


Item 7.   Financial Statements and Exhibits.

(c) Exhibits.

99.1  Press Release dated October 1, 2002

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                 CORNING INCORPORATED
                                 Registrant



Date:  October 1, 2002           By  /s/   KATHERINE A. ASBECK
                                           ------------------------------------
                                           Katherine A. Asbeck
                                           Senior Vice President and Controller


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                                INDEX TO EXHIBITS
                                -----------------




(c)      Exhibits

99.1     Press Release dated October 1, 2002

                                                                    Exhibit 99.1



[Lucent Technologies]                                     [Corning Incorporated]


News Release

Mary Ward                                            Paul A. Rogoski
Lucent Technologies                                  Corning Incorporated
908-582-7658 - office                                607-974-8832 - office
732-424-0215 - home                                  607-936-0741 - home
maryward@lucent.com                                  rogoskipa@corning.com


LUCENT TECHNOLOGIES CONCLUDES SALE TO CORNING OF INTERESTS IN TWO OPTICAL FIBER JOINT VENTURES IN CHINA

FOR RELEASE: TUESDAY, OCTOBER 1, 2002
-------------------------------------
     MURRAY HILL, N.J. - Lucent Technologies (NYSE: LU) and Corning Incorporated (NYSE:GLW) today announced that the companies have completed the sale to Corning of Lucent's interests in two joint ventures in China - Lucent Technologies Shanghai Fiber Optic Co. Ltd. and Lucent Technologies Beijing Fiber Optic Cable Co., Ltd.
     Concluding a transaction that was originally announced on July 24, 2001, Corning will pay Lucent up to $225 million. The transaction closed on Sept. 30, 2002, and the purchase price includes Corning common stock valued at approximately $50 million and a future cash payment of $25 million should the ventures achieve certain business milestones.
     Lucent's interests in these two ventures were part of Lucent's Optical Fiber Solutions business, the majority of which was sold to Furukawa Electric Co., Ltd. (Tokyo: 5801) last year.
     The Shanghai-based venture makes optical fiber and the Beijing operation makes fiber cable.

                                    - more -

Lucent Technologies
     Lucent Technologies, headquartered in Murray Hill, N.J., USA, designs and delivers networks for the world's largest communications service providers. Backed by Bell Labs research and development, Lucent relies on its strengths in mobility, optical, data and voice networking technologies as well as software and services to develop next-generation networks. The company's systems, services and software are designed to help customers quickly deploy and better manage their networks and create new, revenue-generating services that help businesses and consumers. For more information on Lucent Technologies, visit its Web site at http://www.lucent.com.

About Corning Incorporated
     Established  in  1851,  Corning  Incorporated   (www.corning.com)   creates
leading-edge technologies for the fastest-growing markets of the world's economy. Corning manufactures optical fiber, cable and photonic products for the telecommunications industry; and high-performance displays and components for television, information technology and other communications-related industries. The company also uses advanced materials to manufacture products for scientific, semiconductor and environmental markets. Corning revenues for 2001 were $6.3 billion.

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